Exhibit 99

Accenture Reports Second-Quarter Fiscal 2024 Results

•New bookings of $21.6 billion, the company's second-highest ever

•Generative AI new bookings of over $600 million in the quarter for a total of $1.1 billion through the first half of the fiscal year

•Revenues of $15.8 billion, flat in both U.S. dollars and local currency, with consulting revenues of $8.0 billion and managed services revenues of $7.8 billion

•GAAP operating margin of 13.0%, an increase of 70 basis points over the second quarter of fiscal 2023; adjusted1 operating margin of 13.7%, compared to 13.8% last year

•GAAP EPS of $2.63, an increase of 10% over the second quarter of fiscal 2023; adjusted EPS of $2.77, an increase of 3%

•Free cash flow of $2.0 billion

•Quarterly cash dividend of $1.29 per share, an increase of 15%

•Accenture updates business outlook for fiscal 2024; now expects full-year revenue growth of 1% to 3% in local currency; GAAP operating margin of 14.8%; adjusted operating margin of 15.5%; GAAP EPS of $11.41 to $11.64; and adjusted EPS of $11.97 to $12.20
NEW YORK; March 21, 2024 — Accenture (NYSE: ACN) reported financial results for the second quarter of fiscal 2024 ended February 29, 2024.
Julie Sweet, chair and CEO, Accenture, said, “In an uncertain macro environment, we remain the trusted partner to our clients for reinvention with a record 39 clients with quarterly bookings of over $100 million. We also extended our early lead in generative AI with $1.1 billion in new bookings in the first half of the year. And we are investing to serve the needs of our clients and expand our growth opportunities with $2.9 billion of capital deployed in the first half in strategic acquisitions. Thank you to our more than 740,000 people around the world for your dedication to delivering value for our clients.”
Revenues were $15.8 billion, and were flat in both U.S. dollars and local currency compared to the second quarter of fiscal 2023.
GAAP operating income was $2.05 billion, compared to $1.94 billion for the second quarter of fiscal 2023, and operating margin was 13.0% compared to 12.3% for the second quarter last year. Adjusted operating income was $2.16 billion, compared to $2.19 billion for the second quarter of fiscal 2023 and adjusted operating margin was 13.7%, compared to 13.8% for the second quarter last year.
1Adjusted financial measures presented in this release are non-GAAP financial measures that exclude business optimization costs recorded in fiscal 2024 and fiscal 2023, as further described in this release.

GAAP diluted earnings per share were $2.63, an increase of 10% over $2.39 for the second quarter of fiscal 2023. Adjusted EPS were $2.77, an increase of 3% over $2.69 for the second quarter of fiscal 2023.
New bookings for the quarter were $21.6 billion, with consulting bookings of $10.5 billion and managed services bookings of $11.1 billion.
Financial Review

Revenues for the second quarter of fiscal 2024 were $15.80 billion, compared with $15.81 billion for the second quarter of fiscal 2023, and were flat in both U.S. dollars and local currency growth. Revenues were slightly above the midpoint of the company's guided range of $15.40 billion to $16.00 billion. The foreign-exchange impact for the quarter was approximately negative 0.5%, which was consistent with the assumption provided in the company's first quarter earnings release.
▪Consulting revenues for the quarter were $8.02 billion, a decrease of 3% in both U.S. dollars and local currency compared with the second quarter of fiscal 2023.
▪Managed Services revenues for the quarter were $7.78 billion, an increase of 3% in both U.S. dollars and local currency compared with the second quarter of fiscal 2023.
GAAP diluted EPS for the quarter were $2.63, a 10% increase over $2.39 for the second quarter of fiscal 2023. Excluding a $0.14 and $0.30 decrease for business optimization costs in the second quarter of fiscal 2024 and 2023, respectively, adjusted EPS were $2.77, a 3% increase over $2.69 last year. The $0.08 increase in EPS on an adjusted basis reflects:
▪a $0.06 increase from higher non-operating income; and
▪a $0.06 increase from a lower effective tax rate;
partially offset by
▪a $0.03 decrease from lower operating results; and
▪a $0.01 decrease from higher noncontrolling interests.
Gross margin (gross profit as a percentage of revenues) for the quarter was 30.9% compared to 30.6% in the second quarter of fiscal 2023. Selling, general and administrative (SG&A) expenses for the quarter were $2.72 billion, or 17.2% of revenues, compared with $2.65 billion, or 16.7% of revenues, for the second quarter of fiscal 2023.
GAAP operating income for the quarter increased 5%, to $2.05 billion, or 13.0% of revenues, compared with $1.94 billion, or 12.3% of revenues, for the second quarter of fiscal 2023. Adjusted operating income for the quarter was $2.16 billion, or 13.7% of revenues, compared with $2.19 billion, or 13.8% of revenues for the second quarter of fiscal 2023.
The company’s GAAP effective tax rate for the quarter was 18.4%, compared with 20.4% for the second quarter of fiscal 2023. The adjusted effective tax rate for the second quarter of fiscal 2024 was 18.8%, compared with 20.4% for the second quarter of fiscal 2023.
GAAP net income for the quarter was $1.71 billion, compared with $1.55 billion for the second quarter of fiscal 2023. Adjusted net income for the quarter was $1.80 billion, compared with $1.74 billion for the second quarter of fiscal 2023.

Operating cash flow for the quarter was $2.10 billion, and property and equipment additions were $110 million. Free cash flow, defined as operating cash flow net of property and equipment additions, was $1.99 billion. For the same period last year, operating cash flow was $2.33 billion; property and equipment additions were $108 million; and free cash flow was $2.22 billion.
Days services outstanding, or DSOs, were 43 days at February 29, 2024, compared with 42 days at both August 31, 2023 and February 28, 2023.
Accenture’s total cash balance at February 29, 2024 was $5.1 billion, compared with $9.0 billion at August 31, 2023.
New Bookings
New bookings for the second quarter of fiscal 2024 were $21.58 billion, a 2% decrease in both U.S. dollars and local currency from the second quarter of fiscal 2023.
▪Consulting new bookings were $10.52 billion, or 49% of total new bookings.
▪Managed Services new bookings were $11.06 billion, or 51% of total new bookings.
Revenues by Geographic Market2
Revenues by geographic market were as follows:
▪North America: $7.38 billion, flat in both U.S. dollars and local currency compared with the second quarter of fiscal 2023.
▪EMEA: $5.60 billion, an increase of 1% in U.S. dollars and a decrease of 2% in local currency compared with the second quarter of fiscal 2023.
▪Growth Markets: $2.82 billion, a decrease of 1% in U.S. dollars and an increase of 6% in local currency compared with the second quarter of fiscal 2023.
Revenues by Industry Group
Revenues by industry group were as follows:
▪Communications, Media & Technology: $2.65 billion, a decrease of 8% in U.S. dollars and 7% in local currency compared with the second quarter of fiscal 2023.
▪Financial Services: $2.81 billion, a decrease of 6% in both U.S. dollars and local currency compared with the second quarter of fiscal 2023.
▪Health & Public Service: $3.33 billion, an increase of 10% in both U.S. dollars and local currency compared with the second quarter of fiscal 2023.
▪Products: $4.76 billion, an increase of 1% in U.S. dollars and flat in local currency compared with the second quarter of fiscal 2023.
▪Resources: $2.24 billion, an increase of 3% in U.S. dollars and 4% in local currency compared with the second quarter of fiscal 2023.
2Effective September 1, 2023, we revised the reporting of our geographic markets for the movement of our Middle East and Africa market units from Growth Markets to Europe, and the Europe market is now referred to as our EMEA (Europe, Middle East and Africa) geographic market.

Returning Cash to Shareholders
Accenture continues to return cash to shareholders through cash dividends and share repurchases.
Dividend
On February 15, 2024, a quarterly cash dividend of $1.29 per share was paid to shareholders of record at the close of business on January 18, 2024. These cash dividend payments totaled $813 million.
Accenture plc has declared another quarterly cash dividend of $1.29 per share for shareholders of record at the close of business on April 11, 2024. This dividend, which is payable on May 15, 2024, represents a 15% increase over the quarterly dividend rate of $1.12 per share in fiscal 2023.
Share Repurchase Activity
During the second quarter of fiscal 2024, Accenture repurchased or redeemed 3.8 million shares for a total of $1.3 billion, including approximately 2.2 million shares repurchased in the open market.
Accenture’s total remaining share repurchase authority at February 29, 2024 was approximately $4.6 billion.
At February 29, 2024, Accenture had approximately 629 million total shares outstanding.
Business Outlook
Third Quarter Fiscal 2024
Accenture expects revenues for the third quarter of fiscal 2024 to be in the range of $16.25 billion to $16.85 billion, or negative 1% to positive 3% in local currency, reflecting the company’s assumption of an approximately negative 1% foreign-exchange impact compared with the third quarter of fiscal 2023.
Fiscal Year 2024
Accenture’s business outlook for fiscal 2024 continues to assume that the foreign-exchange impact on its results in U.S. dollars will be flat compared with fiscal 2023.
For fiscal 2024, the company now expects revenue growth to be in the range of 1% to 3% in local currency, compared to 2% to 5% previously.
Accenture now expects GAAP operating margin for fiscal 2024 to be 14.8%, compared to a range of 14.8% to 15.0% previously, an expansion of 110 basis points from fiscal 2023; and adjusted operating margin, which excludes an estimated $450 million for business optimization costs in fiscal 2024 and $1.1 billion in fiscal 2023, to be 15.5%, compared to a range of 15.5% to 15.7% previously, an expansion of 10 basis points from fiscal 2023.
The company now expects both its GAAP and adjusted annual effective tax rate, which excludes the tax impacts of business optimization costs, to be in the range of 22.5% to 24.5%, compared to 23.5% to 25.5% previously.

The company now expects GAAP diluted EPS to be in the range of $11.41 to $11.64, compared to $11.41 to $11.76 previously, an increase of 6% to 8% over fiscal 2023; and adjusted EPS to be in the range of $11.97 to $12.20, compared to $11.97 to $12.32 previously, an increase of 3% to 5% over fiscal 2023. This excludes $0.56 for business optimization costs in fiscal 2024 and $1.28 for business optimization costs and $0.38 for a gain on an investment in fiscal 2023.
For fiscal 2024, the company continues to expect operating cash flow to be in the range of $9.3 billion to $9.9 billion; property and equipment additions to be $600 million; and free cash flow to be in the range of $8.7 billion to $9.3 billion.
The company continues to expect to return at least $7.7 billion in cash to shareholders through dividends and share repurchases.
360° Value Reporting
Accenture’s goal is to create 360° value for our clients, people, shareholders, partners and communities. Our reporting captures how we deliver unique value across six vital dimensions and offers a comprehensive view of our financial and environmental, social and governance (ESG) measures, and our goals, progress and performance for each. Our full 360° Value Report and online 360° Value Reporting Experience provide customizable reporting. To access, please visit the Accenture 360° Value Reporting Experience at www.accenture.com/reportingexperience.
Conference Call and Webcast Details
Accenture will host a conference call at 8:00 a.m. EDT today to discuss its second quarter of fiscal 2024 financial results. To participate in the teleconference, please dial +1 (877) 692-8955 [or +1 (234) 720-6979 outside the U.S., Puerto Rico and Canada] and enter access code 6586099 approximately 15 minutes before the scheduled start of the call. The conference call will also be accessible live via webcast on the Investor Relations section of the Accenture website at www.accenture.com.
A replay of the conference call will be available at www.accenture.com and at +1 (866) 207-1041 [or +1 (402) 970-0847 outside the U.S., Puerto Rico and Canada] with access code 7186351, from 11:00 a.m. EDT today, through Wednesday, June 19, 2024.
About Accenture
Accenture is a leading global professional services company that helps the world’s leading businesses, governments and other organizations build their digital core, optimize their operations, accelerate revenue growth and enhance citizen services—creating tangible value at speed and scale. We are a talent- and innovation-led company with 742,000 people serving clients in more than 120 countries. Technology is at the core of change today, and we are one of the world’s leaders in helping drive that change, with strong ecosystem relationships. We combine our strength in technology and leadership in cloud, data and AI with unmatched industry experience, functional expertise and global delivery capability. We are uniquely able to deliver tangible outcomes because of our broad range of services, solutions and assets across Strategy & Consulting, Technology, Operations, Industry X and Song. These capabilities, together with our culture of shared success and commitment to creating 360° value, enable us to help our clients reinvent and build trusted, lasting relationships. We measure our success by the 360° value we create for our clients, each other, our shareholders, partners and communities. Visit us at www.accenture.com.

Non-GAAP Financial Information
This news release includes certain non-GAAP financial information as defined by Securities and Exchange Commission Regulation G. Pursuant to the requirements of this regulation, reconciliations of this non-GAAP financial information to Accenture’s financial statements as prepared under generally accepted accounting principles (GAAP) are included in this press release. Financial results “in local currency” are calculated by restating current-period activity into U.S. dollars using the comparable prior-year period’s foreign-currency exchange rates. Accenture’s management believes providing investors with this information gives additional insights into Accenture’s results of operations. While Accenture’s management believes that the non-GAAP financial measures herein are useful in evaluating Accenture’s operations, this information should be considered as supplemental in nature and not as a substitute for the related financial information prepared in accordance with GAAP. Accenture provides full-year revenue guidance on a local-currency basis and not in U.S. dollars because the impact of foreign exchange rate fluctuations could vary significantly from the company’s stated assumptions.
Forward-Looking Statements
Except for the historical information and discussions contained herein, statements in this news release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “will,” “should,” “likely,” “anticipates,” “aspires,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “positioned,” “outlook,” “goal,” “target,” and similar expressions are used to identify these forward-looking statements. These statements are not guarantees of future performance nor promises that goals or targets will be met, and involve a number of risks, uncertainties and other factors that are difficult to predict and could cause actual results to differ materially from those expressed or implied. These risks include, without limitation, risks that: Accenture’s results of operations have been, and may in the future be, adversely affected by volatile, negative or uncertain economic and political conditions and the effects of these conditions on the company’s clients’ businesses and levels of business activity; Accenture’s business depends on generating and maintaining client demand for the company’s services and solutions including through the adaptation and expansion of its services and solutions in response to ongoing changes in technology and offerings, and a significant reduction in such demand or an inability to respond to the evolving technological environment could materially affect the company’s results of operations; if Accenture is unable to match people and their skills with client demand around the world and attract and retain professionals with strong leadership skills, the company’s business, the utilization rate of the company’s professionals and the company’s results of operations may be materially adversely affected; Accenture faces legal, reputational and financial risks from any failure to protect client and/or company data from security incidents or cyberattacks; the markets in which Accenture operates are highly competitive, and Accenture might not be able to compete effectively; Accenture’s ability to attract and retain business and employees may depend on its reputation in the marketplace; if Accenture does not successfully manage and develop its relationships with key ecosystem partners or fails to anticipate and establish new alliances in new technologies, the company’s results of operations could be adversely affected; Accenture’s profitability could materially suffer if the company is unable to obtain favorable pricing for its services and solutions, if the company is unable to remain competitive, if its cost-management strategies are unsuccessful or if it experiences delivery inefficiencies or fail to satisfy certain agreed-upon targets or specific service levels; changes in Accenture’s level of taxes, as well as audits, investigations and tax proceedings, or changes in tax laws or in their interpretation or enforcement, could have a material adverse effect on the company’s effective tax rate, results of operations, cash flows and financial condition; Accenture’s results of operations could be materially adversely affected by fluctuations in foreign currency exchange rates; changes to accounting standards or in the estimates and assumptions Accenture makes in connection with the preparation of its consolidated financial statements could adversely affect its financial results; as a result of Accenture’s geographically diverse operations and strategy to continue to grow in key markets around the world, the company is more susceptible to certain risks; if Accenture is unable to manage the organizational challenges associated with its size, the company might be unable to achieve its business objectives; Accenture might not be successful at acquiring, investing in or integrating businesses, entering into joint ventures or divesting businesses; Accenture’s business could be materially adversely affected if the company incurs legal liability; Accenture’s global operations expose the company to numerous and sometimes conflicting legal and regulatory requirements; Accenture’s work with government clients exposes the company to additional risks inherent in the government contracting environment; if Accenture is unable to protect or enforce its intellectual property rights or if Accenture’s services or solutions infringe upon the intellectual property rights of others or the company loses its ability to utilize the intellectual property of others, its business could be adversely affected; Accenture may be subject to criticism and negative publicity related to its incorporation in Ireland; as well as the risks, uncertainties and other factors discussed under the “Risk Factors” heading in Accenture plc’s most recent Annual Report on Form 10-K and other documents filed with or furnished to the Securities and Exchange Commission. Statements in this news release speak only as of the date they were made, and Accenture undertakes no duty to update any forward-looking statements made in this news release or to conform such statements to actual results or changes in Accenture’s expectations.

###
Contacts:
Rachel Frey
Accenture Media Relations
+1 917 452 4421
rachel.frey@accenture.com
Katie O’Conor
Accenture Investor Relations
+1 973 301 3275
catherine.m.oconor@accenture.com

Accenture plc
Consolidated Income Statements
(In thousands of U.S. dollars, except share and per share amounts)
(Unaudited)

	Three Months Ended				Six Months Ended
	February 29, 2024	% of Revenues	February 28, 2023	% of Revenues	February 29, 2024	% of Revenues	February 28, 2023	% of Revenues
REVENUES:
Revenues	$15,799,514	100.0%	$15,814,158	100.0%	$32,023,817	100.0%	$31,561,960	100.0%
OPERATING EXPENSES:
Cost of services	10,921,045	69.1%	10,979,392	69.4%	21,697,407	67.8%	21,541,052	68.3%
Sales and marketing	1,631,185	10.3%	1,563,567	9.9%	3,341,076	10.4%	3,113,586	9.9%
General and administrative costs	1,085,448	6.9%	1,082,228	6.8%	2,118,947	6.6%	2,125,251	6.7%
Business optimization costs	115,409	0.7%	244,390	1.5%	255,073	0.8%	244,390	0.8%
Total operating expenses	13,753,087		13,869,577		27,412,503		27,024,279
OPERATING INCOME	2,046,427	13.0%	1,944,581	12.3%	4,611,314	14.4%	4,537,681	14.4%
Interest income	65,269		50,259		167,249		94,964
Interest expense	(10,305)		(11,634)		(24,800)		(18,914)
Other income (expense), net	(5,652)		(36,300)		(41,371)		(65,207)
INCOME BEFORE INCOME TAXES	2,095,739	13.3%	1,946,906	12.3%	4,712,392	14.7%	4,548,524	14.4%
Income tax expense	386,537		396,223		993,209		1,001,541
NET INCOME	1,709,202	10.8%	1,550,683	9.8%	3,719,183	11.6%	3,546,983	11.2%
Net income attributable to noncontrolling interest in Accenture Canada Holdings Inc.	(1,675)		(1,604)		(3,691)		(3,689)
Net income attributable to noncontrolling interests – other (1)	(32,668)		(25,431)		(67,189)		(54,696)
NET INCOME ATTRIBUTABLE TO ACCENTURE PLC	$1,674,859	10.6%	$1,523,648	9.6%	$3,648,303	11.4%	$3,488,598	11.1%
CALCULATION OF EARNINGS PER SHARE:
Net income attributable to Accenture plc	$1,674,859		$1,523,648		$3,648,303		$3,488,598
Net income attributable to noncontrolling interest in Accenture Canada Holdings Inc. (2)	1,675		1,604		3,691		3,689
Net income for diluted earnings per share calculation	$1,676,534		$1,525,252		$3,651,994		$3,492,287
WEIGHTED AVERAGE SHARES:
Basic	629,016,555		630,845,147		628,488,831		630,485,134
Diluted	636,797,814		637,735,390		637,069,356		638,350,779
EARNINGS PER SHARE:
Basic	$2.66		$2.42		$5.80		$5.53
Diluted	$2.63		$2.39		$5.73		$5.47
Cash dividends per share	$1.29		$1.12		$2.58		$2.24
(1)Comprised primarily of noncontrolling interest attributable to the noncontrolling shareholders of Avanade, Inc.
(2)Diluted earnings per share assumes the exchange of all Accenture Canada Holdings Inc. exchangeable shares for Accenture plc Class A ordinary shares on a one-for-one basis. The income effect does not take into account “Net income attributable to noncontrolling interests — other,” since those shares are not redeemable or exchangeable for Accenture plc Class A ordinary shares.

Accenture plc
Summary of Revenues
(In thousands of U.S. dollars)
(Unaudited)

	Three Months Ended		Percent Increase (Decrease) U.S. Dollars	Percent Increase (Decrease) Local Currency
	February 29, 2024	February 28, 2023
GEOGRAPHIC MARKETS (1)
North America	$7,376,812	$7,397,874	—%	—%
EMEA	5,598,850	5,554,682	1	(2)
Growth Markets	2,823,852	2,861,602	(1)	6
Total Revenues	$15,799,514	$15,814,158	—%	—%
INDUSTRY GROUPS
Communications, Media & Technology	$2,654,137	$2,884,802	(8)%	(7)%
Financial Services	2,808,930	3,002,867	(6)	(6)
Health & Public Service	3,334,039	3,023,595	10	10
Products	4,761,838	4,718,572	1	—
Resources	2,240,570	2,184,322	3	4
Total Revenues	$15,799,514	$15,814,158	—%	—%
TYPE OF WORK
Consulting	$8,021,034	$8,278,763	(3)%	(3)%
Managed Services	7,778,480	7,535,395	3	3
Total Revenues	$15,799,514	$15,814,158	—%	—%

	Six Months Ended		Percent Increase (Decrease) U.S. Dollars	Percent Increase (Decrease) Local Currency
	February 29, 2024	February 28, 2023
GEOGRAPHIC MARKETS (1)
North America	$14,939,714	$15,020,694	(1)%	(1)%
EMEA	11,402,492	10,867,581	5	—
Growth Markets	5,681,611	5,673,685	—	5
Total Revenues	$32,023,817	$31,561,960	1%	1%
INDUSTRY GROUPS
Communications, Media & Technology	$5,323,585	$5,865,005	(9)%	(9)%
Financial Services	5,842,508	5,966,263	(2)	(3)
Health & Public Service	6,711,505	6,023,614	11	11
Products	9,621,825	9,384,360	3	1
Resources	4,524,394	4,322,718	5	5
Total Revenues	$32,023,817	$31,561,960	1%	1%
TYPE OF WORK
Consulting	$16,477,540	$16,723,130	(1)%	(2)%
Managed Services	15,546,277	14,838,830	5	4
Total Revenues	$32,023,817	$31,561,960	1%	1%
(1)Effective September 1, 2023, we revised the reporting of our geographic markets for the movement of our Middle East and Africa market units from Growth Markets to Europe, and the Europe market is now referred to as our EMEA (Europe, Middle East and Africa) geographic market. Prior period amounts have been reclassified to conform with the current period presentation.

Accenture plc
Operating Income by Geographic Market
(In thousands of U.S. dollars)
(Unaudited)

	Three Months Ended
	February 29, 2024		February 28, 2023
	Operating Income	Operating Margin	Operating Income	Operating Margin	Increase (Decrease)
North America	$1,060,376	14%	$823,858	11%	$236,518
EMEA (1)	529,012	9	615,403	11	(86,391)
Growth Markets (1)	457,039	16	505,320	18	(48,281)
Total Operating Income	$2,046,427	13.0%	$1,944,581	12.3%	$101,846

	Six Months Ended
	February 29, 2024		February 28, 2023
	Operating Income	Operating Margin	Operating Income	Operating Margin	Increase (Decrease)
North America	$2,317,084	16%	$2,133,741	14%	$183,343
EMEA (1)	1,352,613	12	1,342,286	12	10,327
Growth Markets (1)	941,617	17	1,061,654	19	(120,037)
Total Operating Income	$4,611,314	14.4%	$4,537,681	14.4%	$73,633
(1)Effective September 1, 2023, we revised the reporting of our geographic markets for the movement of our Middle East and Africa market units from Growth Markets to Europe, and the Europe market is now referred to as our EMEA (Europe, Middle East and Africa) geographic market. Prior period amounts have been reclassified to conform with the current period presentation.

Accenture plc
Reconciliation of Operating Income, as Reported (GAAP) to Operating Income as Adjusted (Non-GAAP)
(In thousands of U.S. dollars)
(Unaudited)

	Three Months Ended
	February 29, 2024				February 28, 2023
	As Reported (GAAP)	Business Optimization (1)	Adjusted (Non-GAAP)	Operating Margin (Non-GAAP)	As Reported (GAAP)	Business Optimization (1)	Adjusted (Non-GAAP)	Operating Margin (Non-GAAP)
North America	$1,060,376	$4,689	$1,065,065	14%	$823,858	$176,980	$1,000,838	14%
EMEA (2)	529,012	85,561	614,573	11	615,403	40,960	656,363	12
Growth Markets (2)	457,039	25,159	482,198	17	505,320	26,450	531,770	19
Total Operating Income	$2,046,427	$115,409	$2,161,836	13.7%	$1,944,581	$244,390	$2,188,971	13.8%

	Six Months Ended
	February 29, 2024				February 28, 2023
	As Reported (GAAP)	Business Optimization (1)	Adjusted (Non-GAAP)	Operating Margin (Non-GAAP)	As Reported (GAAP)	Business Optimization (1)	Adjusted (Non-GAAP)	Operating Margin (Non-GAAP)
North America	$2,317,084	$50,618	$2,367,702	16%	$2,133,741	$176,980	$2,310,721	15%
EMEA (2)	1,352,613	156,365	1,508,978	13	1,342,286	40,960	1,383,246	13
Growth Markets (2)	941,617	48,090	989,707	17	1,061,654	26,450	1,088,104	19
Total Operating Income	$4,611,314	$255,073	$4,866,387	15.2%	$4,537,681	$244,390	$4,782,071	15.2%
(1)Costs recorded in connection with our business optimization initiatives, primarily for employee severance.
(2)Effective September 1, 2023, we revised the reporting of our geographic markets for the movement of our Middle East and Africa market units from Growth Markets to Europe, and the Europe market is now referred to as our EMEA (Europe, Middle East and Africa) geographic market. Prior period amounts have been reclassified to conform with the current period presentation.

Accenture plc
Reconciliation of Net Income and Diluted Earnings Per Share, as Reported (GAAP), to Net Income and Diluted Earnings Per Share, as Adjusted (Non-GAAP)
(In thousands of U.S. dollars, except per share amounts)
(Unaudited)

	Three Months Ended
	February 29, 2024			February 28, 2023
	As Reported (GAAP)	Business Optimization (1)	Adjusted (Non-GAAP)	As Reported (GAAP)	Business Optimization (1)	Adjusted (Non-GAAP)
Operating Income	$2,046,427	$115,409	$2,161,836	$1,944,581	$244,390	$2,188,971
Operating Margin	13.0%	0.7%	13.7%	12.3%	1.5%	13.8%

Income before income taxes	2,095,739	115,409	2,211,148	1,946,906	244,390	2,191,296
Income tax expense	386,537	28,078	414,615	396,223	51,515	447,738
Net Income	$1,709,202	$87,331	$1,796,533	$1,550,683	$192,875	$1,743,558
Effective tax rate	18.4%	24.3%	18.8%	20.4%	21.1%	20.4%
Diluted earnings per share (2)	$2.63	$0.14	$2.77	$2.39	$0.30	$2.69

	Six Months Ended
	February 29, 2024			February 28, 2023
	As Reported (GAAP)	Business Optimization (1)	Adjusted (Non-GAAP)	As Reported (GAAP)	Business Optimization (1)	Adjusted (Non-GAAP)
Operating Income	$4,611,314	$255,073	$4,866,387	$4,537,681	$244,390	$4,782,071
Operating Margin	14.4%	0.8%	15.2%	14.4%	0.8%	15.2%

Income before income taxes	4,712,392	255,073	4,967,465	4,548,524	244,390	4,792,914
Income tax expense	993,209	62,056	1,055,265	1,001,541	51,515	1,053,056
Net Income	$3,719,183	$193,017	$3,912,200	$3,546,983	$192,875	$3,739,858
Effective tax rate	21.1%	24.3%	21.2%	22.0%	21.1%	22.0%
Diluted earnings per share (2)	$5.73	$0.30	$6.04	$5.47	$0.30	$5.77
Amounts in table may not total due to rounding.
(1)Costs recorded in connection with our business optimization initiatives, primarily for employee severance.
(2)The impact of business optimization costs on diluted earnings per share are presented net of related taxes. The income tax effect was negative $0.04 and negative $0.08 for the three months ended February 29, 2024 and February 28, 2023, respectively, and negative $0.10 and negative $0.08 for the six months ended February 29, 2024 and February 28, 2023, respectively. This includes both the current and deferred income tax impact and was calculated by using the relevant tax rate of the country where the costs were recorded.

Accenture plc
Consolidated Balance Sheets
(In thousands of U.S. dollars)

	February 29, 2024	August 31, 2023
ASSETS	(Unaudited)
CURRENT ASSETS:
Cash and cash equivalents	$5,121,107	$9,045,032
Short-term investments	4,540	4,575
Receivables and contract assets	13,080,504	12,227,186
Other current assets	2,122,670	2,105,138
Total current assets	20,328,821	23,381,931
NON-CURRENT ASSETS:
Contract assets	126,355	106,994
Investments	238,934	197,443
Property and equipment, net	1,458,836	1,530,007
Lease assets	2,635,038	2,637,479
Goodwill	17,947,306	15,573,003
Other non-current assets	8,572,181	7,818,448
Total non-current assets	30,978,650	27,863,374
TOTAL ASSETS	$51,307,471	$51,245,305
LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current portion of long-term debt and bank borrowings	$111,141	$104,810
Accounts payable	2,228,446	2,491,173
Deferred revenues	5,363,972	4,907,152
Accrued payroll and related benefits	5,955,341	7,506,030
Lease liabilities	682,553	690,417
Other accrued liabilities	1,794,561	2,309,456
Total current liabilities	16,136,014	18,009,038
NON-CURRENT LIABILITIES:
Long-term debt	71,635	43,093
Lease liabilities	2,293,252	2,310,714
Other non-current liabilities	4,850,146	4,423,867
Total non-current liabilities	7,215,033	6,777,674
Total Accenture plc shareholders’ equity	27,122,853	25,692,839
Noncontrolling interests	833,571	765,754
Total shareholders’ equity	27,956,424	26,458,593
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$51,307,471	$51,245,305

Accenture plc
Consolidated Cash Flows Statements
(In thousands of U.S. dollars)
(Unaudited)

	Three Months Ended		Six Months Ended
	February 29, 2024	February 28, 2023	February 29, 2024	February 28, 2023
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$1,709,202	$1,550,683	$3,719,183	$3,546,983
Depreciation, amortization and other	528,928	532,476	1,050,328	1,038,705
Share-based compensation expense	641,871	631,870	1,064,871	1,057,339
Change in assets and liabilities/other, net	(778,958)	(384,918)	(3,234,788)	(2,817,518)
Net cash provided by (used in) operating activities	2,101,043	2,330,111	2,599,594	2,825,509
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(109,823)	(107,548)	(178,756)	(206,378)
Purchases of businesses and investments, net of cash acquired	(2,121,455)	(390,527)	(2,909,480)	(1,076,987)
Proceeds from the sale of businesses and investments	20,905	17,279	20,905	17,875
Other investing, net	2,125	2,499	3,653	5,119
Net cash provided by (used in) investing activities	(2,208,248)	(478,297)	(3,063,678)	(1,260,371)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of ordinary shares	285,373	341,914	762,807	807,621
Purchases of shares	(1,321,846)	(1,118,211)	(2,512,974)	(2,536,913)
Cash dividends paid	(812,578)	(708,022)	(1,622,634)	(1,413,589)
Other financing, net	(16,690)	(31,022)	(44,853)	(49,320)
Net cash provided by (used in) financing activities	(1,865,741)	(1,515,341)	(3,417,654)	(3,192,201)
Effect of exchange rate changes on cash and cash equivalents	(46,788)	2,611	(42,187)	(23,983)
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(2,019,734)	339,084	(3,923,925)	(1,651,046)
CASH AND CASH EQUIVALENTS, beginning of period	7,140,841	5,899,703	9,045,032	7,889,833
CASH AND CASH EQUIVALENTS, end of period	$5,121,107	$6,238,787	$5,121,107	$6,238,787